Exhibit 10.19

Executive Officer Compensation

The annual base salaries for our executive officers as of January 1, 2011 are as follows:

Name	Title	Annual Base Salary
George A. Lopez, M.D.	Chairman of the Board, President and Chief Executive Officer	$670,000
Alison D. Burcar	Vice President of Product Development	$225,000
Richard A. Costello	Vice President of Sales	$336,000
Scott E. Lamb	Chief Financial Officer	$361,600
Steven C. Riggs	Vice President of Operations	$330,000

2010 Discretionary Bonuses:

In July 2010, the Compensation Committee of the Board of Directors approved payment of discretionary bonuses to the above named officers for the first half of 2010, and in January 2011, the Compensation Committee approved discretionary bonuses to each of the above named officers for the second half of 2010.  The amount of the bonuses for the first half of 2010 were previously reported in the Current Report on Form 8-K filed with the SEC on July 20, 2010, and the amount of the bonuses for the second half of 2010 were previously reported in the Current Report on Form 8-K filed with the SEC on February 2, 2011, each of which reports are incorporated herein by reference.